Exhibit 21.1

RigNet, Inc. Subsidiaries

Entity Name

RigNet SatCom, Inc.

LandTel, Inc.

LandTel Communications, L.L.C.

ComPetro Communications Holdings LLC

ComPetro Communications LLC

RigNet Luxembourg Holdings S.ár.l.

RigNet Global Holdings S.ár.l.

RigNet AS

(formerly known as RigNet E.H. Holding Company AS)

RigNet UK Holdings Limited

RigNet UK Limited

RigNet Scotland Limited

Nessco Group Holdings Ltd.

NesscoInvsat Limited

RigNet Pte Ltd

RigNet Sdn. Bhd.

RigNet Australia Pty Ltd

RigNet Qatar W.L.L.

RigNet Services Nigeria Limited

ComPetro Comunicações Holdings do Brasil Ltda

RigNet Serviços de Telecomunicações Brasil Ltda.

RigNet Middle East LLC

RigNet (CA), Inc.

RigNet BRN SDN BHD

Shabakat Rafedain Al Iraq Al Jadeed for Trade in Communication Equipment and Devices LLC

RigNet Company for Communication Services Ltd

RNET Properties LLC

RigNet Newco, Inc.

RigNet Holdings, LLC

RigNet EIS, Inc.

RigNet Middle East – FZE

RigNet AP Facilities & Services Limited (NGA)

RigNet Angola, LDA

Munaicom LLP

RigNet Mobile Solutions Limited

RigNet de Mexico

RNSAT Services de Mexico

Orgtec, S.A.P.I. de C.V.

RigNet Russia, LLC

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